Exhibit 99.2

Paul Edmondson

Hi, I’m Paul. I’m the CEO of The Arena Group today we have Manoj with us. Okay. Manoj. We went out and we’re trying to do things a little bit differently. We don’t want to just tell the world what a great company we are. We want to show that we’re doing things a bit differently. And so we went out and on X and on LinkedIn and we asked for some questions. And these were for people that are just curious about our business. Some of them are investors, and some of them people just want to know about what we do. So we know you have over 100 million bucks invested. Why did you invest? And does this turnaround seem like it’s going to stick? Are you committed to the team?

Manoj Bhargava

Well, I thought fundamentally it’s a great business run really poorly, because it was losing all kinds of money and we thought, you know, it’s kind of obvious what was wrong with it. And so we came in and within a year it was profitable. We’re also profitably growing, you know, so it’s not a lot of people make excuses where they say, well, we’re growing so we don’t have to make any money, right?No, no, no, I don’t believe in that. I’m not from the Bay Area. I don’t believe in that. For for me, it’s like I’m for to live in the Midwest. You don’t make money. You don’t make a profit. You’re not a business yet.

Paul Edmondson

Let me talk a little bit about the model we created. We started with Athlon Sports.We brought what we call competitive publishing and competitive publishing as two teams that work and compete head to head, covering news not just 9 to 5, but around the clock. And these are world class talent who are insightful, talented and driven. And they’re producing content that people love.

Manoj Bhargava

We get really great talent that is, cares about what the audience likes, and then we pay them based on if the audience likes it or not. If they don’t like it, they don’t get paid. So it turns into something that they serve the audience, which traditional publishing doesn’t. They serve themselves mostly of what my opinion is when nobody cares what journalists opinion is. And that that’s the crux of the business model. So they get paid based on the customer satisfaction rather than what their view on life is.

Paul Edmondson

And that’s changed everything. We’re bringing this to our other brands, and we’re seeing some early results that look super promising. But I think the most important thing to our business is we now expect to be profitable, from a, every quarter of 2025. What are your thoughts on acquisitions for The Arena Group?

Manoj Bhargava

Acquisitions, are totally opportunistic. I mean, what you’ve done is, is create a model which can take, any, almost any publishing, unit or any brand name publisher and turn it profitable. Right. So, yeah, at this point, since everybody’s losing money, we should we should, pile in and say, okay, give us your stuff so we can turn it profitable.

Paul Edmondson

Yeah. Yeah. I said we like to be opportunistic Like Maonj said, we like brands that have, a lot of untapped value in terms of what they are capable of both doing offline and digitally. And that’s what we really find as the best targets for what we do best. And we’re continuing to look for those, you know, at like what we think are really great prices, but fraud reports saying 40% of web traffic, maybe bots.How do you protect your advertisers? We just recently named one of the four publishers that don’t have any bot traffic, which we think is very important to the ad ecosystem.

Manoj Bhargava

One of the key things that I thought is that our platform is such, that all these bots are kicked out.

Paul Edmondson

Yeah. It’s a yeah, it it’s a combination of a technology ad placement and just making sure that you’re treating the advertisers with a ton of respect as well as the readers.

Manoj Bhargava

I think there’s a lot of advertisers that don’t realize that they’re buying stuff that is 40% bot. That gives us another place to go to, say, look, except for or five major guys. Everybody else is 40% bots. Why are you paying them that much? So it gives us another way to monetize better than everybody else.

Paul Edmondson

Can you speak about the ongoing lawsuits? It’s always an important question to ask about litigation. Our policy is not to make any comments about pending litigation, but we’ll let folks know as soon as, as soon as we have something to tell them. Thanks for tuning in today. Our hope isn’t to isn’t to talk and scream about what a wonderful company are and how great we are and what all our earnings is. It’s really for folks to understand what we’re doing, how we’re approaching the business and how we’re how we’re different than traditional media. Stay tuned. We’re going to be putting out regular updates for folks, and, you’ll see us active on social media and you’ll see us active here with Manoj frequently. So thanks for joining us, Manoj. And thanks for being an investor.

Manoj Bhargava

Thank you.